UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported):	January 30, 2012

ASTRO-MED, INC
(exact name of registrant as specified in its charter)
Commission File Number: 0-13200

Rhode Island	05-0318215
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
600 East Greenwich Avenue West Warwick, Rhode Island	02893
(Address of principal executive offices)	(Zip Code)
(401) 828-4000 (Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2012, the Compensation Committee of the Board of Director’s of Astro-Med, Inc. (the “Company”) approved the Astro-Med, Inc. Non-Employee Director Annual Compensation Program (the “Program”), to be effective as of February 1, 2012.  The Program provides that each non-employee director is entitled to an annual cash retainer (the “Cash Retainer”), plus $500 for each Board and committee meeting attended, provided that if more than one meeting occurs on the same day, no more than $500 shall be paid for such day. The non-employee director may elect for any fiscal year to receive all or a portion of the Cash Retainer in the form of common stock of the Company.

In addition, under the Program, commencing with the 2012 annual meeting, the non-employee director will receive a restricted stock award with a value equal to $20,000 (the “Equity Retainer”).  If a non-employee director is first appointed or elected to the Board of Directors effective on a date other than at the annual shareholders meeting, on the date of such appointment or election the director shall receive a pro rata award of restricted common stock having a value based on the number of days remaining until the next annual meeting.  The Equity Retainer will vest  on the earlier of 12 months after the grant date or the date immediately prior to the next annual meeting (or special meeting in lieu of annual meeting) of the shareholders following the meeting at which such restricted stock award was granted.  However, a non-employee director may not sell, transfer, assign, pledge or otherwise encumber the vested common stock prior to the second anniversary of the vesting date.  In the event of the death or disability of a non-employee director, or a Change in Control (as such term is defined in the Company’s 2007 Equity Incentive Plan) of the Company, the restricted stock award shall immediately vest and shall no longer be subject to such restrictions on transfer.

Unless a non-employee director elects to receive all or a portion of the Cash Retainer in common stock (as described below), each non-employee director will receive the Cash Retainer in four equal quarterly installments on the first day of each fiscal quarter.

If a non-employee director elects to receive all of a portion of the Cash Retainer in the form of common stock, such shares shall be issued in four quarterly installments on the first day of each fiscal quarter, and the number of shares of common stock to be issued shall be based on the fair market value of such common stock on the date such installment is payable.  The common stock received in lieu of such Cash Retainer will be fully vested.  However, a non-employee director who receives common stock in lieu of all or a portion of the Cash Retainer may not sell, transfer, assign, pledge or otherwise encumber the common stock prior to the first anniversary of the date on which such shares were granted. In the event of the death or disability of a non-employee director, or a Change in Control (as such term is defined in the Company’s 2007 Equity Incentive Plan) of the Company, any shares of common stock issued in lieu of such Cash Retainer, shall no longer be subject to such restrictions on transfer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

ASTRO-MED, INC.

Date: February 3, 2012	By:	/s/ Joseph P. O'Connell
Joseph P. O'Connell
Senior Vice President, Treasurer and Chief Financial Officer